                                                                    EXHIBIT 21.2


                        WFS FINANCIAL 1998-B OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of March 31, 1999
                     for Distribution Date of April 20, 1999



COLLECTIONS
                                                                                                            DOLLARS
Payments received                                                                                       72,611,990.31
            Plus:
                Servicer Advances                                                       1,009,507.36
                Reimbursement of holds                                                    573,730.32
                                                                                       -------------
                                                                                                          1,583,237.68

          Less:
                Reimbursement Advances
                Funds deposited in Holds Account                                       (1,067,613.70)
                                                                                         (614,812.88)
                                                                                       -------------
                                                                                                         (1,682,426.58)
                                                                                                         -------------

Total Funds Available for Distribution                                                                   72,512,801.41
                                                                                                         =============


DISTRIBUTIONS

       Servicing Fee                                                                    1,597,755.00
       Trustee and Other Fees                                                             211,415.60
       Other Miscellaneous Payments                                                       229,658.55
                                                                                       -------------
                                                                                                          2,038,829.15
       Note Interest Distributable Amount - Class A-1                        0.00
       Note Interest Distributable Amount - Class A-2                2,227,972.44
       Note Interest Distributable Amount - Class A-3                2,975,000.00
       Note Interest Distributable Amount - Class A-4                1,548,800.00

                                                                    -------------
           Total Note Interest Distributable Amount                  6,751,772.44

       Certificate Interest Distributable Amount                     1,107,150.00
                                                                    -------------

Total Interest Distribution                                                             7,858,922.44



       Note Principal Distributable Amount - Class A-1                       0.00
       Note Principal Distributable Amount - Class A-2 thru A-4     57,919,214.76

       Certificate Principal Distributable Amount                            0.00
                                                                    -------------

Total Principal Distribution                                                           57,919,214.76
                                                                                       -------------

Total Principal and Interest Distribution                                                                65,778,137.20

       Spread Account Deposit                                                                             4,695,835.06


Total Distributions                                                                                      72,512,801.41
                                                                                                         =============

                        WFS FINANCIAL 1998-B OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of March 31, 1999
                     for Distribution Date of April 20, 1999




       PORTFOLIO DATA:
                                                                        # of loans
      Beginning Security Balance                                           48,337                            529,265,012.09

          Less: Scheduled Principal Balance                                     0       (25,432,181.79)
                Full Prepayments                                           (2,970)      (23,246,272.67)
                Partial Prepayments                                             0                 0.00
                Liquidations                                                 (871)       (9,240,760.30)
                                                                                        --------------
                                                                                                            (57,919,214.76)
                                                                                                            --------------
      Ending Security Balance                                              44,496                           471,345,797.33

OTHER RELATED INFORMATION:

Spread Account:

       Beginning Balance                                                                 30,879,525.37
             Deposits                                                                     4,695,835.06
             Reductions                                                                  (2,581,154.62)
                                                                                        --------------
       Ending Balance                                                                                        32,994,205.81

       Beginning  Initial Deposit Repayment                                              19,800,000.00
             Repayments                                                                  (2,581,154.62)
                                                                                        --------------
       Ending Initial Deposit Repayment                                                                      17,218,845.38

Modified Accounts:
       Principal Balance                                                                          0.00%               0.00
       Scheduled Balance                                                                          0.00%               0.00

Servicer Advances
       Beginning Unreimbursed Advances:                                                   1,204,863.84
       New Advances                                                                       1,009,507.36
       Advances Reimbursed                                                               (1,067,613.70)
                                                                                        --------------
       Ending Unreimbursed Advances:                                                                          1,146,757.50

Holding Account:
       Beginning Balance                                                                    825,747.97
       Funds Deposited                                                                      614,812.88
       Withdrawal to Collection Account                                                    (573,730.32)
                                                                                        --------------
       Ending Balance                                                                                           866,830.53

Net Charge-Off Data:                                                       # of loans
       Charge-Offs                                                          1,882        11,019,526.61
       Recoveries                                                            (803)       (1,756,172.33)
                                                                                        --------------
       Net Charge-Offs                                                      1,079                             9,263,354.28

Delinquencies ( P&I):                                                      # of loans
      30-59 Days                                                              591         5,719,823.89
      60-89 Days                                                              233         2,372,437.13
      90-119 Days                                                             122         1,149,617.14
      120 days and over                                                         5            45,078.34




Repossessions                                                                 104           637,816.14

       Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or
       9.01 of the Sale and Servicing Agreement)                                0                                     0.00

       Charge-Off Percentage                                                                                          3.81%
       Delinquency Percentage                                                                                         1.08%

       WAC                                                                                                         14.6823%
       WAM                                                                                                          48.999

                        WFS FINANCIAL 1998-B OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of March 31, 1999
                     for Distribution Date of April 20, 1999



==================================================================================================================================
                                 BEGINNING                       PRIOR      CURRENT                    REMAINING        TOTAL
                  ORIGINAL      OUTSTANDING                    PRINCIPAL   PRINCIPAL                  OUTSTANDING      PRINCIPAL
                 PRINCIPAL      PRINCIPAL        PRINCIPAL     CARRYOVER   CARRYOVER    PRINCIPAL      PRINCIPAL     AND INTEREST
CLASSES           BALANCE         BALANCE      DISTRIBUTABLE   SHORTFALL   SHORTFALL  DISTRIBUTION      BALANCE      DISTRIBUTION
==================================================================================================================================
  A-1         125,000,000.00            0.00            0.00       0.00       0.00            0.00            0.00            0.00

  A-2         160,000,000.00  154,265,012.09   57,919,214.76       0.00       0.00   57,919,214.76   96,345,797.33   60,147,187.20

  A-3         200,000,000.00  200,000,000.00            0.00       0.00       0.00            0.00  200,000,000.00    2,975,000.00

  A-4         102,400,000.00  102,400,000.00            0.00       0.00       0.00            0.00  102,400,000.00    1,548,800.00

Certificate    72,600,000.00   72,600,000.00            0.00       0.00       0.00            0.00   72,600,000.00    1,107,150.00






==================================================================================================================================
TOTAL         660,000,000.00  529,265,012.09   57,919,214.76       0.00       0.00   57,919,214.76  471,345,797.33   65,778,137.20
==================================================================================================================================


===================================================================================================================
                                                                   PRIOR             CURRENT
                                                                  INTEREST           INTEREST
  NOTE                  INTEREST         CALCULATED              CARRYOVER           CARRYOVER          INTEREST
CLASSES                   RATE            INTEREST               SHORTFALL           SHORTFALL        DISTRIBUTION
===================================================================================================================
  A-1                     5.658%                0.00                0.00                0.00                  0.00

  A-2                     5.777%        2,227,972.44                0.00                0.00          2,227,972.44

  A-3                     5.950%        2,975,000.00                0.00                0.00          2,975,000.00

  A-4                     6.050%        1,548,800.00                0.00                0.00          1,548,800.00

Certificate               6.100%        1,107,150.00                0.00                0.00          1,107,150.00









===================================================================================================================
 TOTAL                                  7,858,922.44                0.00                0.00          7,858,922.44
===================================================================================================================



               DEFICIENCY     POLICY
                    CLAIM      CLAIM
                   AMOUNT     AMOUNT
====================================
                     0.00       0.00

                     0.00       0.00

                     0.00       0.00

                     0.00       0.00

                     0.00       0.00


====================================
                     0.00       0.00
====================================

       Note Percentage   100.000000%

Certificate Percentage    00.000000%

====================================